CLOSING MEMORANDUM AND AMENDMENTS


     Pursuant to the Coinsurance Agreement effective January 1, 1998, between Universal Life Insurance Company ("Universal") and American Capitol Insurance Company ("American Capitol"), the Closing of the subject reinsurance by American Capitol of the block of Universal's individual life insurance policies as defined therein was consummated, contemporaneously with the execution and delivery by the parties to each other of this Closing Memorandum and Amendments, in multiple originals, in conjunction with which the following changes, additions, amendments, and verifications are hereby agreed to and acknowledged by the parties:

1.   Closing Date

The Closing Date was changed to March 5, 1998.

2.   Schedule 4.1

Schedule 4.1 was updated to March 5, 1998, and certain changes in the composition of the assets, as well as a change in the reserve amount, were made, a copy of which is attached hereto, being the final Schedule 4.1 used for purposes of Closing, which supersedes all prior versions of Schedule
4.1. The reserve amount change was based on a new certification by Universal's actuary which amount the parties agree to substitute for the reserve amount shown in Universal's 1997 Annual Statement previously filed, but to have the same effect as though such substituted amount had been entered by Universal in its 1997 Annual Statement. The agreement by the parties to use the attached Schedule 4.1 does not modify or alter any of the agreements, covenants and warranties in the Coinsurance Agreement and documents related thereto (including the Administrative Services Agreement, the Master Assignment of Notes and Liens, Mortgage Portfolio Administrative Services Agreement, and the Arbitration Agreement), which were executed and delivered by the parties at or before Closing. Attached to Schedule 4.1 is a revised listing of the mortgage notes transferred as part of the assets. The mortgage documents contain certain errors and deficiencies which are to be cured in keeping with covenants and warranties contained in applicable documents. Any errors in the computations of amounts contained in Schedule
4.1 that are plainly computation errors are subject to correction, if needed. The amount of the reserves is subject to Universal's warranties as stated in the Coinsurance Agreement, to be audited in due course by American Capitol.

3.   Transfer of Assets

The parties recognize that American Capitol has reinsured the subject policies with Republic-Vanguard Life Insurance Company and certain of the assets listed in Schedule 4.1 and transferred at Closing to American Capitol are in fact transferred directly to Republic-Vanguard by Universal pursuant to authorization and instruction from American Capitol, to-wit, the cash and book-entry bonds, and such transfer by Universal to Republic-Vanguard has the same effect as if such assets so transferred had been transferred by Universal to American Capitol.

4.   Acknowledged Receipt

American Capitol acknowledges having received the assets listed on Schedule
4.1 from Universal, subject to such audits, verifications, agreements, covenants and warranties stated in the applicable agreement documents, and subject to the prompt consummation of the transfer of the book-entry bonds (to be transferred to Republic-Vanguard pursuant to Universal's instructions) and wire transfer of cash to Republic-Vanguard pursuant to Universal's instructions.

5.   Equipment and List of Policies

The parties acknowledge that the equipment list (hardware used for processing and servicing of the policies as set forth in the Coinsurance Agreement) has been discussed, is still under review, and is subject to such additions as the parties agree upon. Similarly, the list of policies being coinsured and delivered by Universal at Closing has been determined to be subject to such changes as may result from a final reconciliation of the in force policy list as of December 31, 1998, which the parties agree to pursue diligently to completion.

6.   Amendment of Master Assignment of Notes and Liens

The second sentence of the Master Assignment of Notes and Liens, beginning with "The Notes are secured ..." and ending with "... a part hereof" is hereby amended to read instead as follows: "The Notes are secured by deeds of trust (herein called the "Security Documents") described on Exhibit A under the Register Numbers indicated thereon and recorded in the Register's office of Shelby County, Tennessee (or other applicable jurisdiction, as the case may be).

The principal payments received on the Notes since December 31, 1997, referred to in Section 1 (d), have been accounted for and settled as part of the cash item in Schedule 4.1.

Section 1, 15 is amended by inserting at the beginning of the sentence:  To the best of Assignor's knowledge,...."

In each case in which reference is made to Assignor's obligation to endorse a Note or other assignment document, Assignor may, in lieu thereof, make such endorsement by executing and delivering an allonge or other acceptable short form assignment of the Notes and Deeds of Trust, in recordable form, sufficient to effect transfer of record of the ownership of such Notes and Deeds of Trust described on Exhibit A. Similarly, in respect to Assignee's obligation to make such endorsements upon the occasion of transferring the Notes and Deeds of Trust back to Assignor, Assignee my use an allonge or other acceptable short from assignment instrument as above allowed to Assignor.

References to Exhibit B are hereby deleted or changed to Exhibit A as appropriate, in that all required descriptions of the Notes and Deeds of Trust are contained on Exhibit A.

7.   No Oral or Other Amendments

Except as stated in this Closing Memorandum and Amendments and the February 27, 1998, letter agreement between the parties, there are, as of the Closing, no amendments or modifications, written or oral, to the Coinsurance Agreement and related documents which are identified herein.

IN WITNESS WHEREOF, the parties execute and deliver to each other this Closing Memorandum in multiple originals by their duly authorized officers on this 5th day of March, 1998.


Universal Life Insurance Company        American Capitol Insurance Company


By:/s/Benjamin L. Hooks                 By:/s/William F. Guest
    ----------------------------           ----------------------------
     Benjamin L. Hooks, Chairman            William F. Guest, Chairman

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